Exhibit 4.2

Execution Copy

$375,000,000

ENERGY & EXPLORATION PARTNERS, INC.

8.0% Convertible Subordinated Notes due 2019

REGISTRATION RIGHTS AGREEMENT

July 22, 2014

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Global Hunter Securities, LLC/Sea Port Group Securities, LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), is issuing and selling to Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Global Hunter Securities, LLC (together with its affiliate Sea Port Group Securities, LLC) (the “Initial Purchasers”), upon the terms set forth in the Purchase Agreement, dated July 10, 2014, by and among the Company and the Initial Purchasers (the “Purchase Agreement”), $375,000,000 aggregate principal amount of the Company’s 8.0% Convertible Subordinated Notes due 2019 (the “Notes”). The Notes will be convertible into shares of common stock of the Company (the “Conversion Shares”).

As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the holders from time to time of the Securities (including, if applicable, the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Adverse Effect: See Section 2(b) hereof.

Agreement: This Registration Rights Agreement, dated as of the Closing Date, among the Company and the Initial Purchasers.

Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date: July 22, 2014.

Common Stock: See Section 2(a) hereof.

Company: The party named as such in the first paragraph of this Agreement until a successor or assignee replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assignee.

Conversion Shares: See the introductory paragraphs to this Agreement.

day: Unless otherwise expressly provided, a calendar day.

Deferral Period: See Section 4(q) hereof.

Effectiveness Date: The 180th day after the closing of a Qualified PO.

Effectiveness Period: See Section 3(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

FINRA: Financial Industry Regulatory Authority, Inc.

Holder: See the introductory paragraphs to this Agreement.

Holders’ Counsel: See Section 4(a) hereof.

Indemnified Party: See Section 6(c) hereof.

Indemnifying Party: See Section 6(c) hereof.

Indenture: The Indenture, dated as of the Closing Date, among the Company and U.S Bank National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers: See the introductory paragraphs to this Agreement.

Initial Resale Registration Statement: See Section 3(a) hereof.

Inspectors: See Section 4(k) hereof.

Losses: See Section 6(a) hereof.

Managing Underwriters: With respect to any Underwritten Offering, the book-running lead manager or managers of such Underwritten Offering.

Maximum Contribution Amount: See Section 6(d) hereof.

Notes: See the introductory paragraphs to this Agreement.

Notice and Questionnaire: See Section 4(p) hereof.

Notice Holder: On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Piggyback Notice: See Section 2(a) hereof.

Piggyback Registration Statement: See Section 2(a) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraphs to this Agreement.

Qualified PO: Has the meaning provided in the Indenture.

Qualified PO Filing Date: Has the meaning provided in the Indenture.

Records: See Section 4(k) hereof.

Registrable Securities: All outstanding Conversion Shares held by any Holder and all securities issued or issuable with respect to such Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, however, that such securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) such securities have been sold pursuant to an effective Registration Statement or (ii) such securities either (x) have been sold pursuant to Rule 144 or (y) are eligible to be sold pursuant to Rule 144 (with any legend restricting transfer of such securities having been removed (whether such security is evidence in global or certificated form) and an unrestricted CUSIP number having been assigned to such security), in each case by a Person who is not, and has not been for the three months preceding the proposed sale date, an affiliate (as defined in Rule 144) of the Company.

Registration Statement: Any registration statement of the Company filed with the SEC under the Securities Act (including, but not limited to, the Piggyback Registration Statement, the Initial Resale Registration Statement and any Subsequent Resale Registration Statement) that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Resale Registration Statement: See Section 3(b) hereof.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: The Notes and the Conversion Shares.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Specified Post-Effective Amendment: A post-effective amendment to a Resale Registration Statement on Form S-1 (i) required in connection with the Company’s Annual Report on Form 10-K or any amendment thereto or (ii) filed to convert such Resale Registration Statement into a Registration Statement on Form S-3.

Subsequent Resale Registration Statement: See Section 3(b) hereof.

Trustee: The trustee under the Indenture.

Underwriter: Any underwriter in an Underwritten Registration or Underwritten Offering.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.	Piggyback Registration Rights

(a) Participation. If the Company proposes to file, whether for its own account or for the account of the Holders, any registration statement in connection with the sale of shares of its common stock (“Common Stock”) in a Qualified PO (a “Piggyback Registration Statement”), then the Company shall give written notice (a “Piggyback Notice”) to each Holder regarding such proposed registration, and such notice shall offer such Holders a reasonable opportunity to include in such Piggyback Registration Statement, prior to the effectiveness of such Piggyback Registration Statement, such number of Registrable Securities as each such Holder may request, subject to the limitations set forth in this paragraph. Each Piggyback Notice shall specify the number of shares of Common Stock proposed to be registered, an indication of the expected timing of the Qualified PO, the proposed means of distribution and the proposed Managing Underwriters (if any and if known) and shall be accompanied by a Notice and Questionnaire. Each such Holder (a “Participating Holder”) shall make such request in writing to the Company within ten (10) days after the receipt of any such Piggyback Notice, which request shall specify the number of Registrable Securities intended to be disposed of by such Holder (which may be expressed as a percentage of the Registrable Securities such Holder will possess on the Conversion Date upon the conversion of such Holder’s Notes into Conversion Shares in accordance with and pursuant to the Indenture) (such number of shares, the “Participation Amount”) and shall be accompanied by a fully completed and executed Notice and Questionnaire, and, subject to the terms and conditions of this Agreement, the Company shall use its reasonable best efforts to include in such Piggyback Registration Statement all such Registrable Securities held by such Holders; provided, that if, at any time after giving written notice of its intention to register Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company may, at its election, give written notice of such determination within five Business Days thereof to each Holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the registration expenses set forth in Section 5 in connection therewith), without prejudice, however, to the rights of the Holders of Registrable Securities that a registration be effected under Section 3 hereof; provided further, that, subject to the immediately preceding proviso, the aggregate number of Conversion Shares to be sold in the Qualified PO by each Participating Holder shall not exceed 36% (the “Participation Limit”) of the total number of Conversion Shares held by such Participating Holder.

(b) Cut Back. If in connection with an Underwritten Offering pursuant to this Section 2, the Managing Underwriter shall advise the Company that, in its reasonable opinion, the number of securities requested and otherwise proposed to be included in such Underwritten Offering exceeds the number which can be sold in such offering without an adverse effect on the price, timing or distribution of the Common Stock to be offered (an “Adverse Effect”), then in the case of any such Piggyback Registration Statement pursuant to this Section 2, the Company shall include in such Piggyback Registration Statement the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such Adverse Effect.

3.	Resale Registration

(a) Initial Resale Registration. Following the consummation of a Qualified PO, the Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Initial Resale Registration Statement”). The Company shall use its reasonable best efforts to cause such Initial Resale Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date. The Initial Resale Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by

Holders in the manner or manners reasonably designated by them (including, without limitation, one or more Underwritten Offerings). The Company shall use its reasonable best efforts to keep the Initial Resale Registration Statement continuously effective under the Securities Act until there are no Registrable Securities outstanding (the “Effectiveness Period”) or a Subsequent Resale Registration Statement covering all of the Registrable Securities covered by and not sold under the Initial Resale Registration Statement or an earlier Subsequent Resale Registration Statement has been declared effective under the Securities Act.

(b) Subsequent Resale Registrations. If the Initial Resale Registration Statement or any Subsequent Resale Registration Statement (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Resale Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a “Subsequent Resale Registration Statement”). If a Subsequent Resale Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Resale Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Resale Registration Statement continuously effective for the remainder of the Effectiveness Period. As used herein the term “Resale Registration Statement” means the Initial Resale Registration Statement and any Subsequent Resale Registration Statements.

(c) Supplements and Amendments. The Company shall promptly supplement and amend any Resale Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Resale Registration Statement, if required by the Securities Act.

4.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall:

(a) If (1) a Resale Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in a Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Underwriter, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company shall, if requested, furnish to and afford the Holders of the Registrable Securities to be registered pursuant to such Resale Registration Statement, the Managing Underwriter, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing). The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the Holders of a majority of the Registrable Securities covered by such Registration Statement, or any Managing Underwriter, if any, or one counsel selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement (“Holders’ Counsel”) shall reasonably object in writing within three (3) Business Days of receipt of such Registration Statement or Prospectus or any amendments or supplements.

(b) Use its reasonable best efforts to prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Resale Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, cause any Prospectus to be supplemented by any Prospectus supplement required by applicable law, and to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as supplemented.

(c) Furnish to such selling Holders and Managing Underwriters who so request in writing (i) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (ii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iii) such other documents (including any amendments required to be filed pursuant to Section 4(b) hereof), as any such Person may reasonably request in writing. Subject to Section 3(q) hereof, the Company hereby consents to the use of the Prospectus in accordance with applicable law by each of the selling Holders of Registrable Securities or each Underwriter, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities in accordance with applicable law covered by, or the sale by the Underwriters pursuant to, such Prospectus and any amendment or supplement thereto.

(d) If (1) a Resale Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in a Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Underwriter, the Company shall notify in writing the selling Holders of Registrable Securities and the Managing Underwriter, if any, and each of their respective counsel promptly (but in any event within two Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if, between the applicable effective date of a Resale Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Company that a post-effective amendment to a Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(e) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

(f) If (A) a Resale Registration Statement is filed pursuant to Section 3 hereof, (B) a Prospectus contained in an Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Underwriter or (C) reasonably requested in writing by the Managing Underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an Underwritten Offering or Holders’ Counsel, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such Underwriters or selling Holders as the Managing Underwriters, if any, or such Holders or Holders’ Counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment; provided that the Company shall not have any obligation to incorporate any information or revisions if the Company expects that so doing would cause such Prospectus supplement or post-effective amendment to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fail to comply with the applicable requirements of the Securities Act.

(g) Prior to any public offering of Registrable Securities or any delivery of a Prospectus by any Underwriter, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or the Managing Underwriters, as the case may be, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Underwriter or the Managing Underwriters, if any, reasonably request in writing; provided, that where Registrable Securities are offered other than through an Underwritten Offering, the Company agrees to use reasonable best efforts to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 4(g), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company shall not be required to (A) qualify to do business or as a broker or dealer in securities in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(h) Use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company shall cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that the Company shall not be required to (A) qualify to do business or as a broker or dealer in securities in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i) If (1) a Resale Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus pertaining to a Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Underwriter, upon the occurrence of any event contemplated by clause (v) or (vi) of Section 4(d) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Registrable Securities to whom such Prospectus will be delivered by a Underwriter, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its reasonable best efforts to cause such post-effective amendment to be declared effective as soon as possible.

(j) If a Registration Statement is filed pursuant to Section 2 or 3 hereof, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of equity securities similar to the Conversion Shares, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the Managing Underwriters, if any, or the Holders of a majority of the Registrable Securities being sold or Holders’ Counsel) in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders of Registrable Securities and the Underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of equity securities similar to the Common Stock, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any), addressed to each selling Holder and each of the Managing Underwriters, if any, covering the matters customarily covered in opinions of counsel to the issuers requested in underwritten offerings of equity securities similar to the Common Stock, as may be appropriate in the circumstances; (iii) obtain “comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the Managing Underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings of equity securities similar to the Common Stock, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the Managing Underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Securities being sold and the Managing Underwriters, if any, or Holders’ Counsel to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

(k) If (1) a Resale Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Underwriter, make available for inspection by any selling Holder of such Registrable Securities being sold, or the Managing Underwriters, if any, as the case may be, and any attorney, accountant or other agent retained by any such selling Holder or the Managing Underwriters, as the case may be (collectively, the “Inspectors”), electronically or at the offices where normally kept, during reasonable business hours and in a reasonable manner, all financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Registrable Securities and each Managing Underwriter will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Inspector, each selling Holder of such Registrable Securities and the Managing Underwriters will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use its reasonable best efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(l) Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any applicable Registration Statement earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to Underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to Underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(m) Cooperate with each seller of Registrable Securities covered by any Registration Statement and the Managing Underwriters, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(n) Use its reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, if any, on which similar equity securities issued by the Company are then listed.

(o) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

(p) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the Registrable Securities being offered by such seller or as the Company may, from time to time, reasonably request in writing. The Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within a reasonable time after receiving such request. Each seller of Registrable Securities as to which any registration is being effected agrees, by acquisition of such Registrable Securities, to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading. Subject to applicable law, the Company shall provide written notice to the Holders of the Registrable Securities, including a notice and questionnaire substantially in the form of Annex A hereto (the “Notice and Questionnaire”) (it being understood and agreed that such form may be modified by the Company in its reasonable discretion to request additional information reasonably necessary to the applicable offering or to omit information not known at the applicable time and no information not so known will be required of any such seller), of the anticipated effective date of any Resale Registration Statement filed pursuant to Section 3 hereof at least 30 days prior to such anticipated effective date. Each Holder, in order to be named in such Resale Registration Statement at the time of its initial effectiveness, will be required to deliver a fully completed and executed Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company within 20 days of receipt of notice. From and after the effective date of such Resale Registration Statement, the Company shall use its reasonable best efforts, as promptly as is practicable after the date a fully completed and executed Notice and Questionnaire is delivered, and in any event within 30 days after such date (or five Business Days after the expiration of any Deferral Period in effect when the fully completed and executed Notice and Questionnaire is delivered, if later), (i) if required by applicable law, to file with the SEC a post-effective amendment to such Resale Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in such Resale Registration Statement and any related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (provided that the Company shall not be required to file more than one supplement or post-effective amendment in any calendar quarter in accordance with this Section 4(p)) and, if the Company shall file a post-effective amendment to such Resale Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to this Section 4(p); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section 4(p); provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 4(q) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 4(p) (whether or not such Holder was a Notice Holder at the effective date of the applicable Resale Registration Statement) shall be named as a selling securityholder in the such Resale Registration Statement or Prospectus in accordance with the requirements of this Section 4(p).

(q) Upon the occurrence or existence of any pending corporate development, public filings with the SEC or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Resale Registration Statement and the Prospectus (including in connection with the filing of a Specified Post-Effective Amendment), the Company shall give notice (without notice of the nature or details of such events) to the

Notice Holders that the availability of the Resale Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees: (i) not to sell any Registrable Securities pursuant to the Resale Registration Statement until such Notice Holder receives copies of the supplemented or amended Prospectus provided for in Section 4(d) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and (ii) to hold such notice in confidence. Except in the case of a suspension of the availability of the Resale Registration Statement and the Prospectus solely as the result of the filing of a post-effective amendment or supplement to the Prospectus to add additional selling Holders therein or the filing of a Specified Post-Effective Amendment, the period during which the availability of the Resale Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 30 days in any 90-day period or 90 days in any consecutive 12-month period. In the case of a suspension of the availability of the Resale Registration Statement and the Prospectus as a result of the filing of a Specified Post-Effective Amendment, the Deferral Period shall not exceed 20 days or, if the Company receives written comments from the staff of the SEC on such Specified Post-Effective Amendment, 60 days.

(r) Each Holder of Registrable Securities and each Underwriter agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (ii), (iv), (v) or (vi) of Section 4(d) or Section 4(q) hereof, such Holder and such Underwriter will forthwith discontinue disposition of such Registrable Securities covered by a Registration Statement or pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Underwriter’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(d), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company, such Holder or Underwriter, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Underwriter’s possession, of the Prospectus covering such Registrable Securities current at the time of the receipt of such notice.

5.	Registration Expenses

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not a Resale Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 4(g) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(g), in the case of Registrable Securities to be sold by a Participating Underwriter), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the Managing Underwriters, if any, included in any Registration Statement or by any Underwriter during the Effective Period, as the case may be (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, fees and disbursements of counsel for the Company and, only to the extent provided in Section 5(b), the Holders, (iv) fees and disbursements of all independent certified public accountants referred to in Section 4 (including, without limitation, the expenses of any special audit and “comfort” letters required by or incident to such performance), (v) the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses of the Trustee and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, Prospectuses, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b) The Company shall reimburse the Holders for the reasonable fees and disbursements of one Holders’ Counsel. The Company shall reimburse the Holders for fees and expenses (including reasonable fees and expenses of counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

6.	Indemnification

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities and each Underwriter, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Underwriter and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 6) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Underwriter and furnished in writing to the Company by such Holder or Underwriter or their counsel expressly for use therein. The Company also agrees to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or Underwriters.

(b) Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company and in writing such information as the Company reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Company, its directors and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such Losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties,” as applicable) in writing; but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) and (b) above.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying

Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 6 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 6), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 6(a) or 6(b) hereof was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum

Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint.

The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.	Rule 144

The Company covenants that, for so long as any Registrable Securities remain outstanding, it will (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information necessary to permit sales of Registrable Securities pursuant to Rule 144 and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

8.	Underwritten Registrations of Registrable Securities

If any of the Registrable Securities covered by any Resale Registration Statement are to be sold in an underwritten offering, the investment bank or investment banks and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering; provided, however, that such investment bank or investment banks and manager or managers must be reasonably acceptable to the Company. For the avoidance of doubt, the Underwriters in any Qualified PO will be selected by the Company in its sole discretion.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.	Miscellaneous

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or

granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the Company shall waive the defense that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights expressly granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities in circumstances that would adversely affect any Holders of Registrable Securities; provided, however, that Section 6 hereof and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being tendered or being sold by such Holders pursuant to such Registration Statement.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)	if to a Holder, at the most current address of such Holder, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchasers as follows:

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Global Hunter Securities, LLC/Sea Port Group Securities, LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

with copies, which shall not be considered notice, to:

Mayer Brown LLP 700

Louisiana Street, Suite 3400

Houston, Texas 77002

Attention: Kirk Tucker

(ii)	if to the Initial Purchasers, at the address specified in Section 9(d)(i);

(iii)	if to the Company, as follows:

Energy & Exploration Partners, Inc.

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, Texas 76102

Attention: Legal Department

with a copy to:

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Attention: Charles H. Still, Jr.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in such Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF

MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTIES AT THEIR SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PARTIES HERETO IN ANY OTHER JURISDICTION.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third Party Beneficiaries. Holders and Underwriters are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENERGY & EXPLORATION PARTNERS, INC.

By:	/s/ B. Hunt Pettit
Name:	B. Hunt Pettit
Title:	President and Chief Executive Officer

Registration Rights Agreement Signature Page

Accepted and Agreed to:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Dylan C. Tormy
Name: Dylan C. Tormy
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Timothy Perry
Name: Timothy Perry
Title: Managing Director

GLOBAL HUNTER SECURITIES, LLC

By:	/s/ Gary E. Meinger
Name: Gary E. Meinger
Title: General Counsel

SEA PORT GROUP SECURITIES, LLC

By:	/s/ Jonathan Silverman
Name: Jonathan Silverman
Title: General Counsel

Registration Rights Agreement Signature Page

Annex A

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of 8.0% Convertible Subordinated Notes due 2019 (the “Notes”) of Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”) or common stock of the Company issuable upon conversion of the Notes, understands that the Company has filed or intends to file with the Securities and Exchange Commission a Piggyback Registration Statement on Form S-1 for the registration and resale under the Securities Act or a Resale Registration Statement for the registration and resale under Rule 415 of the Securities Act of, in each case, the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated July 22, 2014, by and among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to a Piggyback Registration Statement or a Resale Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below).

Any beneficial owner of Registrable Securities wishing to include its Registrable Securities must deliver to the Company a properly completed and signed Notice and Questionnaire. If you do not complete this Notice and Questionnaire and deliver it to the Company within 15 days, in the case of a Piggyback Registration Statement, or within 20 days, in the case of a Resale Registration Statement, of the date of delivery of this Notice and Questionnaire, you will not initially be named as a selling stockholder in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Registration Statement, except, in the case of a Resale Registration Statement, if the applicable prospectus is updated to so name you as a selling stockholder pursuant to the terms and subject to the conditions of the Registration Rights Agreement. Beneficial owners are encouraged to complete, execute and deliver this Notice and Questionnaire prior to the effectiveness of any Resale Registration Statement so that such beneficial owners may be named as Selling Securityholders in the related prospectus at the time of effectiveness.

Certain legal consequences arise from being named as Selling Securityholders in the applicable Piggyback Registration Statement or Resale Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Securityholder in the applicable Piggyback Registration Statement or Resale Registration Statement and the related prospectus.

Annex A-1

Please note that, under the terms of the Indenture, you may not effect certain transactions related to the Registrable Securities specified in the Indenture during the Lock-up Period (as defined in the Indenture).

Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Notes and/or Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned (or to be owned) by it and listed below in Item 3 pursuant to the applicable Piggyback Registration Statement or Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and each of its directors, officers and partners and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against some losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire. The Selling Securityholder hereby acknowledges its indemnification obligations under the Registration Rights Agreement.

1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Notes or Registrable Securities listed in Item 3 below are held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Notes or Registrable Securities listed in Item 3 below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Annex A-2

Email address:

Contact person:

3.	Beneficial Ownership of other Company securities owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Notes or Registrable Securities listed above in Item 3.

(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of such other securities beneficially owned:

4.	Relationship with the Company:

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐     Yes

☐     No

(b)	If so, please state the nature and duration of your relationship with the Company:

5.	Broker-Dealer Status

Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐     Yes

☐    No

Annex A-3

Note that we will be required to identify any registered broker-dealer as an underwriter in the prospectus. If so, please answer the remaining questions in this section.

If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder purchased its Notes or Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

☐     purchased the Notes or Registrable Securities for investment

☐     acquired the Notes or Registrable Securities as transaction-based compensation

If the Selling Securityholder is a registered broker-dealer and received its Notes or Registrable Securities other than as transaction-based compensation, the Company is required to identify the Selling Securityholder as an underwriter in the Resale Registration Statement and related prospectus.

(a)	Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 5(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐     Yes

☐     No

If so, please answer the following three questions in this section.

(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)	If the Notes or Registrable Securities were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

Annex A-4

(iii)	If the Selling Securityholder, at the time of its purchase of the Notes or Registrable Securities, has had any agreements or understandings, directly or indirectly, with any person to distribute the Notes or Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its notes in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we must identify the Selling Securityholder as an underwriter in the prospectus.

6.	Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)	Is the Selling Securityholder a natural person?

☐     Yes

☐     No

(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐    Yes

☐     No

(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐    Yes

☐    No

(d)	If a subsidiary, please identify the publicly held parent entity, if any:

Annex A-5

If you answered “No” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

*** PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS.

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

2.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Piggyback Registration Statement or the Resale Registration Statement only as follows (if at all): in the case of a Piggback Registration Statement, such Registrable Securities will be sold through the underwriters named therein in the manner contemplated thereby; and, in the case of a Resale Registration Statement, such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. In the case of a Resale Registration Statement, such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling Securityholder for purposes of the prospectus.

Annex A-6

State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

The Company hereby advises each selling securityholder of the publicly available Compliance and Disclosure Interperation promulgated by the SEC regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the Selling Securityholder will be deemed to be aware of the foregoing interpretation.

3.	Securities Received From Named Selling Securityholder:

Did the Selling Securityholder receive its Notes or Registrable Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Resale Registration Statement?

☐     Yes

☐     No

If so, please answer the following two questions in this section:

(i)	Did the Selling Securityholder receive such Notes or Registrable Securities listed above in Item 3 from the named selling securityholder(s) prior to the effectiveness of the Resale Registration Statement?

☐     Yes

☐    No

(ii)	What is the name(s) of the selling securityholder(s) from whom the Selling Securityholder received the Notes or Registrable Securities listed above in Item 3 and on which date were such securities received?

Annex A-7

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions. The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Piggyback Registration Statement or the Resale Registration Statement, the undersigned agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided that may occur at any time while the Piggyback Registration Statement or the Resale Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

To the Company:	Energy & Exploration Partners, Inc.
Two City Place, Suite 1700
100 Throckmorton
Attention: Legal Department

In the event any Selling Securityholder transfers all or any portion of the Notes or Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing this Notice and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 above and the inclusion of such information in the Piggyback Registration Statement or the Resale Registration Statement, the related prospectus and any state securities or Blue Sky applications. The undersigned understands that such information will be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Piggyback Registration Statement or the Resale Registration Statement, the related prospectus and any state securities or Blue Sky applications.

Annex A-8

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Notes and/or the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item 3 above. This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:	Beneficial Owner:
By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Energy & Exploration Partners, Inc.

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, Texas 76102

Attention: Legal Department

Annex A-9